                                 AMENDED AND RESTATED

                             SUB-ADMINISTRATION AGREEMENT

                       OFI Tremont Core Diversified Hedge Fund

                        OFI Tremont Market Neutral Hedge Fund

      Amended  and  Restated  Agreement  made  as of  June  2,  2004  by  and  between
OppenheimerFunds,   Inc.  ("Fund  Agent")  and  Tremont   Partners,   Inc.   ("Service
Provider").

      WHEREAS,   the  Fund  Agent  and  the  Service   Provider  are  parties  to  the
Sub-Administration  Agreement dated January 2, 2003,  (the  "Agreement") in connection with administrative services to be provided by the Service Provider; and

      WHEREAS,  the  Fund  Agent  performs  certain  administrative  services  for OFI
Tremont  Market  Neutral  Hedge Fund and OFI  Tremont  Core  Diversified  Hedge  Fund,
closed-end  mutual  funds  registered  under the  Investment  Company Act of 1940,  as amended  (collectively,  the "Funds", and each a "Fund") pursuant to an Administration
Agreement with each such Fund ; and

      WHEREAS,  the Fund Agent  desires that SERVICE  PROVIDER  perform  services that the Fund Agent would otherwise  perform,  or have performed,  under the Administration
Agreement   with  respect  to  Funds'   shareholders   (each,  a   "Shareholder"   and
collectively, the "Shareholders") accounts.

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  mutual  covenants hereinafter contained, each party hereto agrees, as follows:

1.    Performance  of  Services.  SERVICE  PROVIDER  agrees to  perform  the  services
      specified  on  Schedule  A  (the   "Services")  with  respect  to  Shareholders'
      accounts.  SERVICE  PROVIDER  hereby agrees that it will provide all facilities, systems,  equipment,  furniture,  fixtures,  personnel,  supplies, computer data processing  systems  and any  other  requirements  which  are in its good  faith judgment  necessary or desirable for the effective  performance  of the Services under this Agreement.  SERVICE  PROVIDER will make  reasonable  efforts and take reasonably  available  measures  to assure the  adequacy  of its  personnel  and facilities as well as the accurate  performance  of all Services to be performed by it hereunder  within,  at a minimum,  the time  requirements  of any statute,
      rule  or   regulation   pertaining   to   investment   companies  and  any  time
      requirements set forth in the then-current prospectuses of the Funds.

2.    Maintenance  of  Records.  SERVICE  PROVIDER  agrees that it will  maintain  and preserve all records as required by law and applicable  regulations  (including, but not  limited  to Rules  31a-1 and  31a-2 of the  Investment  Company  Act of
      1940, as amended) to be maintained  and preserved in connection  with  providing the Services,  and will otherwise  comply with all laws,  rules, and regulations applicable to its  performance of the Services  (including,  but not limited to,
      anti-money   laundering  laws  and  regulations   with  respect  to  Shareholder
      accounts).  Upon  request of the Fund  Agent,  SERVICE  PROVIDER  shall  provide copies of all the historical  records  relating to transactions in shares of the
      Funds on behalf of the Shareholder  accounts,  and other related  materials,  as are  maintained by SERVICE  PROVIDER in accordance  with the preceding  sentence
      to  enable  Fund  Agent,   the  Funds  and  their   respective   affiliates   or
      representatives  to, among other  things:  (a) monitor and review the  Services,
      (b)  comply  with  any  request  of  a   government   body  or   self-regulatory
      organization or a shareholder,  (c) verify  compliance by SERVICE  PROVIDER with the terms of this Agreement,  (d) make required regulatory reports,  (e) monitor sales for Blue Sky  reporting  purposes  or  otherwise  or (f)  perform  general
      Shareholder  supervision.  Upon reasonable notice,  SERVICE PROVIDER agrees that it will  permit  Fund  Agent,  the Funds,  and their  respective  affiliates  or representatives  to have  reasonable  access to its  facilities,  personnel  and records in order to facilitate the monitoring of SERVICE  PROVIDER's  compliance with  the  terms  of  this  Agreement  and the  quality  of  SERVICE  PROVIDER's
      Services.  Fund Agent and its  representatives  must comply with all  reasonable security and confidentiality  procedures  established by SERVICE PROVIDER at any facility  to which  access is  granted,  such  access  will not  interfere  with
      SERVICE  PROVIDER's normal business operations.

3.    Confidentiality.  Fund Agent  agrees for  itself and each of its  affiliates  or representatives  given  access to SERVICE  PROVIDER  facilities  and/or  records that each of them shall treat as  confidential  all records and any  information obtained  through such  access,  and shall not  disclose  information  contained therein except as permitted  under  Paragraph 2 (including,  but not limited to, satisfaction  of any  regulatory  obligation  of Fund Agent or obligation to the
      Funds  and  as may  be  required  by  applicable  law,  rule  or  regulation  or investigative  proceeding  or as may  otherwise  be  required  in legal  process served  upon  Fund  Agent).  All such  records  and  information  maintained  by
      SERVICE  PROVIDER and its  affiliates in connection  with this Agreement are the exclusive property of SERVICE PROVIDER and shall remain so  notwithstanding  any release  thereof  in  accordance  with the terms of this  Agreement.  Fund Agent warrants  that neither it nor any of its  affiliates or  representatives  having access to such records or  information  shall use such records or information to solicit,  directly or indirectly,  any  Shareholder  of SERVICE  PROVIDER or for any other  purpose not  expressly  permitted  under this  Paragraph or Paragraph
      2.

4.    Fees. In  consideration  of the Services  provided  hereunder,  Fund Agent shall pay to SERVICE  PROVIDER  the fees  specified  in Schedule B hereto.  Other than as  provided  for in  Schedule  B,  Fund  Agent  shall not be  obligated  to pay
      SERVICE PROVIDER any other fees.

5.    Indemnification.  SERVICE  PROVIDER  shall  indemnify  and  hold  harmless  Fund
      Agent and the Funds from and  against any and all  claims,  losses,  liabilities or  expenses  that  either  or  both  of  them  may  incur  (including,  without limitation,  reasonable  attorneys'  fees and  expenses)  arising out of SERVICE
      PROVIDER's  non-performance  of its  responsibilities  under this Agreement,  or
      SERVICE  PROVIDER's  failure to comply with any  applicable  law,  except to the extent  any such  claims,  losses,  liabilities  or  expenses  are caused by the gross negligence, bad faith or willful misconduct of Fund Agent.

      The Fund Agent shall indemnify and hold harmless  SERVICE  PROVIDER from any and all  claims,  losses,  liabilities  or  expenses  that it may incur  (including, without  limitation,  reasonable  attorneys'  fees and expenses)  arising out of the non-performance of Fund Agent of its  responsibilities  under this Agreement or its  failure to comply  with any  applicable  law,  except to the extent such losses  are  caused  by the  negligence,  bad  faith or  willful  misconduct  of
      SERVICE PROVIDER, its representatives or affiliates.

      In no event  shall the  party  seeking  indemnification  hereunder  confess  any claim, loss,  expense,  or liability or make any compromise in any case in which the other party may be required to indemnify  without the prior written  consent of the party from which  indemnification  is sought,  whose consent shall not be unreasonably withheld.

6.    Termination.  This Agreement may be  terminated,  without  penalty,  at any time by  SERVICE  PROVIDER  or Fund Agent  upon 60 days  written  notice to the other party.  However,  in the event of the  termination  of this Agreement by SERVICE
      PROVIDER,  SERVICE  PROVIDER  shall,  if  requested  by Fund Agent,  continue to provide the  Services  for up to an  additional  60 days to enable Fund Agent to
      make  alternative   arrangements  for  the  servicing  and  maintenance  of  the
      Shareholders'   Fund   shareholdings,   and  SERVICE  PROVIDER  will  reasonably
      cooperate in the  implementation  thereof.  In the event of  termination of this
      Agreement  by  SERVICE  PROVIDER,  SERVICE  PROVIDER  shall  pay for any and all
      costs   associated   with  the  conversion  of  servicing  and   maintenance  of
      Shareholders'  Fund   shareholdings  to  an  alternate  Service  Provider.   The
      provisions of Paragraphs 3, 5, 11, 13, and 14, and SERVICE  PROVIDER's  right to receive  payment  for  services  rendered  up to the date of  termination,  will survive  termination  of this  Agreement.  In the  event of  termination  and in addition to any applicable  record-keeping  obligation,  SERVICE PROVIDER agrees to maintain all  Shareholder  information  and cooperate  with Fund Agent in the transition of such information to Fund Agent or another Service Provider.

7.    Entire  Agreement.  This  Agreement,  including its Schedules,  constitutes  the entire  agreement  between the parties  with  respect to the matters  dealt with therein,  and supersedes  any previous  agreements and documents with respect to such matters.

8     Notice.  All  notices  under this  Agreement  shall be written  and,  if sent to
      SERVICE  PROVIDER,  shall be sent to the attention of James  McCormick,  General
      Counsel of SERVICE  PROVIDER at 555 Theodore Fremd Avenue,  Rye, New York 10580.
      All  notices to Fund Agent  shall be sent to the  attention  of Andrew  Ruotolo,
      President and Chief  Executive  Officer of Fund Agent, at 6803 South Tucson Way,
      Englewood,  Colorado 80112 with a copy to the attention of Robert Zack,  General
      Counsel,  at 498  Seventh  Avenue,  New York,  New York 10018.  Notice  shall be made by  certified  mail (with  return  receipt),  by express  delivery  service
      (with  confirmation  of  delivery)  or  hand  delivery  (with  receipt)  to  the addresses  specified in this  provision.  Either party may change the address to which  notices  to it  shall  be  sent  by  giving  written  notice  thereof  in accordance with this provision.

9.    Amendments.  All  amendments  hereto  must  be in  writing  and  signed  by both parties hereto.

10.   Assignment.  The rights and  obligations  of the  parties  hereunder  may not be assigned  without the prior  written  consent of the  non-assigning  party,  except that either party may, upon notice to the other,  assign its right and  obligations hereunder to an affiliate or successor entity.

11.   Non-Exclusivity.   The  parties  acknowledge  that  the  other  may  enter  into agreements  similar to this  Agreement  with other parties for the  performance  of services similar to those to be provided by SERVICE PROVIDER under this Agreement.

12.   Representations  and  Warranties.   SERVICE  PROVIDER  represents  and  warrants
   that:  (i) it has and will  maintain  the  capabilities  to  perform  the  Services hereunder;  , ((ii) it has and will  maintain,  during the term of this  Agreement, comprehensive  general  liability  coverage to insure against errors,  omissions or misfeasance  in the  performance  of its  obligations  under this  Agreement,  with limits of not less than five (5) million  dollars (such  insurance  coverage  shall be issued by a qualified  insurance  carrier with a Best's  rating of at least "A")
   naming Fund Agent as additional  insureds;  (iii) it has and will maintain,  during the term of this  Agreement,  a fidelity bond covering its employees and authorized agents  with a  limit  of not  less  than  one  (1)  million  dollars  issued  by a qualified  insurance  carrier with a Best's rating of at least "A"; and (vii) it is not required to register as a transfer agent under the  Securities  Exchange Act of
   1934, as amended, with respect to the provision of Services hereunder.
   In addition,  SERVICE PROVIDER  represents and warrants that: (i) if recommended by the Funds' independent  counsel,  it will cause an independent public accountant or
   other  qualified   independent  party  annually  to  review  its  internal  control structure in accordance  with  Statement of  Accounting  Standard 70 (Type II), and prepare a written report to SERVICE  PROVIDER  concerning the structure's  adequacy for the obligations  undertaken by SERVICE PROVIDER under this provision,  and that upon  receipt of its  internal  control  structure  report,  it will  provide  such report to Fund Agent;  and (ii)it will promptly  provide  notice to Fund Agent upon becoming  aware of any issue  materially  affecting  its ability to comply with its obligations under this provision.

13.   Force  Majeure.  Neither  party  shall be liable for any default or delay in the performance of its  obligations  under this Agreement to the extent such default or delay is caused  directly by (i) fire,  flood,  elements of nature or other acts of
   God;  (ii) any  outbreak of war in the United  States,  or, with respect to SERVICE
   PROVIDER,  riots or civil disorder in the City of Rye, New York,  and, with respect to Fund  Agent,  riots  or civil  disorder  in the  City of New  York,  the City of
   Denver or the City of  Centennial,  Colorado  (iii)  any  relevant  labor  disputes beyond the  reasonable  control of the  non-performing  party;  or (iv) failures or fluctuations in  telecommunications  or other equipment  beyond the  non-performing party's reasonable  control.  In any such event, the non-performing  party shall be excused  from  any  further  performance  and  observance  of  the  obligations  so affected for as long as such  circumstances  prevail  provided  the  non-performing party uses its best efforts to  recommence  performance  or  observance  as soon as practicable, which in no event shall exceed 5 business days.

14.   Consequential  Damages.  Notwithstanding  anything  in  this  Agreement  to  the contrary,  in no event shall either  party,  its  affiliates or any of its or their directors,  officers,  employees,  agents or  subcontractors be liable to the other party or its AFFILIATES OR ANY OF THEIR DIRECTORS,  OFFICERS,  EMPLOYEES, AGENTS OR
   SUBCONTRACTORS  in respect of this  Agreement or the  Services  under any theory of tort,  contract,  strict  liability  or other  legal or  equitable  theory for lost profits,  exemplary,  punitive,  special,  incidental,  indirect  or  consequential damages,  each of which is hereby  excluded by agreement of the parties  regardless of whether such damages were  foreseeable  or whether any PERSON OR entity has been advised of the possibility of such damages.

15.   Governing  Law.  This  Agreement  shall be  governed by the laws of the State of
   New York.

      IN WITNESS  WHEREOF,  the parties have executed and delivered  this Agreement as of the date first above written.

Tremont Partners, Inc.

By:
    --------------------------

Print name: Arthur Brown

Title: Senior Vice President

OppenheimerFunds, Inc.

By:
    --------------------------

Print Name: Brian W. Wixted

Title: Senior Vice President

                                      SCHEDULE A
                                      ----------

      Pursuant to the  Agreement  by and among the parties  hereto,  SERVICE  PROVIDER shall perform the following  Services,  which do not include any services  rendered by
the  SERVICE  PROVIDER  under  the  Sub-Advisory   Agreements  as  to  the  Funds.  in
connection with the  distribution of the Fund's shares.  The following  services shall
be  performed   consistent  with  generally   accepted  industry   practices  and  any
requirements set forth in the Funds' then-current prospectuses.

1.    Maintain  separate  records for each  Shareholder with respect to shares of each of the Funds held by such  Shareholder , which records shall (i) reflect  shares purchased  and  redeemed,  including  the date and price  for all  transactions, dividends  and  distributions  paid,  transfers  and  share  balances,  and (ii)
      include  the name,  address  and social  security  number or tax  identification number of each Shareholder.

2.    Prepare and  transmit  to  Shareholders  periodic  account  statements  at least quarterly,  and as  frequently  as required by law,  showing the total number of shares owned by  Shareholders  as of the statement  closing date,  purchases and redemptions  of Fund  shares by  Shareholders  during the period  covered by the statement  and the  dividends  and  other  distributions  paid  to  Shareholders during  the  statement  period  (whether  paid  in cash  or  reinvested  in Fund shares).  Prepare and transmit to  Shareholders,  transaction  confirmations  as required by applicable law.

3.    Respond  to  Shareholder   inquiries   regarding  the  administration  of  their
      accounts,  including,  among  other  things,  share  prices,  account  balances, dividend amounts and dividend payment dates.

4.    With respect to Fund shares  purchased by Shareholders  after the effective date of this Agreement,  provide average cost basis reporting to the  Shareholders to assist them in preparation of income tax returns.

5.    Prepare  and  file  with  the   appropriate   governmental   agencies   and  (as
      applicable) mail to Shareholders,  such information,  returns and reports as are required to be so filed for  reporting  with  respect to  Shareholders  (whether
      U.S.  residents or  non-resident  aliens) (i) dividends and other  distributions made, (ii) amounts  withheld on dividends and other  distributions  and payments under  applicable  federal  and state  laws,  rules and  regulations,  and (iii)
      gross proceeds of sales transactions.

6.    Forward to Shareholders  all Fund proxy materials,  prospectuses,  statements of additional  information,  reports and  amendments  to the  foregoing  as well as
      other   information   supplied  by  Fund  Agent  and  required  to  be  sent  to shareholders  under  the  federal  securities  laws.  Upon  request  of the Fund
      Agent,  SERVICE PROVIDER will also transmit to Shareholders Fund  communications deemed  by  either  (i) Fund  Agent,  or (ii) the  Fund,  through  its  Board of
      Trustees or similar  governing  body, in the sole  discretion  of either,  to be material to  shareholders  of the Fund.  SERVICE  PROVIDER  may  consolidate  or
      utilize   "household"   mailing  for  the   above-described   information  where
      permissible  under  applicable  law.  SERVICE  PROVIDER  agrees that it will not distribute any such materials if they are out-of-date.

      Pursuant to Fund Agent's  request,  SERVICE  PROVIDER also will  transmit  other documents  (in  addition to those  legally  required to be sent and those deemed material  by either Fund Agent or the Fund's  Board of  Trustees  in  accordance with this  provision)  to  Shareholders.  Fund Agent hereby  agrees to reimburse
      SERVICE  PROVIDER for the reasonable  expenses  related to such mailings,  which
      Fund Agent shall  approve in writing  before  SERVICE  PROVIDER  incurs any such expenses.

7.    Provide to the Funds such  periodic  reports in such form as  requested  by Fund
      Agent as may be  necessary  to enable each of the Funds and Fund Agent to comply with State Blue Sky  requirements.  Two  reports  shall be  provided  each month under this  section  7: one report  immediately  prior to  investment  of monies held in the  Escrow  Accounts  in the Funds  (but in no event not later than the fourth  business day prior to the end of the month  preceding  the proposed date for  investment),  and the second  report upon  completion  of the monthly asset valuation  process  for each of the Funds,  which is  expected to take place not later  than 25  days  following  the  previous  month-end.  In  accordance  with
      Section 7 of the  Agreement,  SERVICE  PROVIDER  shall pay for any and all costs required to ensure that Fund Agent  receives such reports in an electronic  form satisfactory to Fund Agent.

8.    Prepare,  file or  transmit  all  reports  and returns as required by federal or state law with respect to each Shareholder account.

9.    Prepare    detailed    reports    indicating    the    account    type    (e.g.,
      OppenheimerFunds-sponsored  retirement plans and  non-OppenheimerFunds-sponsored retirement plans such as IRA, 401(k) and 403(b) retirement  accounts),  identity of the  registered  representative  and  branch  location  responsible  for each transaction,  the dollar  amount of each  transaction,  number of shares of each transaction  and  transaction  type.  Such reports shall be provided  monthly in
      an  electronic  form   acceptable  to  Fund  Agent,   as  follows:   one  report
      immediately  prior to  investment  of monies held in the Escrow  Accounts in the
      Funds (but in no event not later than the fourth  business  day prior to the end of the  month  preceding  the  proposed  date for  investment),  and the  second report upon  completion of the monthly asset  valuation  process for each of the
      Funds,  which is  expected  to take place not later than 25 days  following  the previous month-end.
..
10.   Withhold from  dividends,  distributions  and  redemption  proceeds any required
      Federal  income  taxes  and  pay  the  same.   Process  and  retain  records  of
      withholding  exemption  certificates  filed by Shareholders.  Comply with backup withholding and taxpayer identification requirements issued by the IRS.

11.   Disburse or credit to the  Shareholder  accounts,  and maintain  records of, all proceeds  of  redemptions  of  shares  and all  other  distributions  (including
      dividends)   not   reinvested   in  shares  of  the  Funds,   or  reinvest  such
      distributions,   as   elected  by  or  on  behalf  of  the   Customer.   Process
      reinvestment  of the  proceeds of a  redemption  of Fund shares as may  properly have been  elected by a  Shareholder  pursuant to a privilege  described  in the then-current Prospectus of the relevant Fund.

12.   Receive and process  exchanges in accordance with  instructions that comply with the provisions of the Funds' then current prospectuses.

13.   Provide  all  supporting  documentation  necessary  following  a  transfer  of a
      Shareholders' account to another dealer of record.

14.   Adjust Shareholder  accounts  accordingly in the case of a  recapitalization  or capital  adjustment  requiring a change in the number of shares  outstanding  of any Fund (for example, a share split).

                               [continued on next page]

                  Responsibilities with Respect to SERVICE PROVIDER

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  Item                        Report /Procedure                      Individual(s)
                                                                     Responsible
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   1                  At least 90% of all routine items were turned
         around within 3 business
         D           days of receipt; all were turned around as
         soon as possible.                                            Art Brown
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         Changes in the number of fund outstanding shares resulting from distributions, redemptions, and repurchases were
   2     provided to the fund's accounting agent no later than the    Art Brown
         first business day following such changes.
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         Where fewer than 500 shareholder transactions per Fund
         were received during the month for transfer the Fund
   3     Agent's legal department was notified so the appropriate     Art Brown
         filings could be made.
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   4     The price at which shareholder activity was processed was    Art Brown
         based on the net asset value next calculated after the
         sweep from the Escrow Account of the shareholder's monies
         deposited in escrow for the purchase of Fund shares..
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   5     Shares were not issued in exchange for services or for       Art Brown
         consideration other than cash.
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   6     No employee processed transactions on an account held in
         their name or the name of a family member.                   Art Brown
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   7     Shareholder information has not been sent in an e-mail (or
         an attachment to an e-mail) outside of the company unless    Art Brown
         it is password protected or encrypted.
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   8                  All incoming funds and outgoing wires meet
         OFAC requirements                                            Art Brown
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   9     An accurate Master securityholder file and  subsidiary       Art Brown
         files, as defined in Rule 17Ad-9 of the Exchange Act ,
         have been maintained and kept current.

         investment,  have been maintained and kept current.
---------------------------------------------------------------------------------
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   10    Debits and credits containing the minimum information        Art Brown
         required by paragraph (a) of Rule 17 Ad-9 of the Exchange
         Act were promptly and accurately posted to the master
         securityholder file for every security transferred,
         purchased, redeemed, or issued.
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   11    Prior to resolution, record differences were maintained in   Art Brown
         a subsidiary file rather than posted to the master
         securityholder file.
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      12 The required search by TIN (or if TIN not verified by        Art Brown
         name) of the lost securityholder database using a data
         base service has been completed.  The 1st search must be
         conducted 3-12 months after the date the account went on
         Returned by the Post Office ("RPO")status and the 2nd
         search must be conducted 6-12 months after the 1st search.
         (Rule 17AD-17 of the 34 Act)
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   13    A record of the total number of shares authorized and        Art Brown
         issued (i.e., control book, as defined in Rule 17Ad-9 of
         the Exchange Act) is maintained and has been kept current
         for each issue of securities.
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   14    Any changes to the control book have been authorized in      Art Brown
         writing by an authorized agent of the issuer.
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   15    Where the  SERVICE PROVIDER overissued shares, the
         following actions were taken:
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---------------------------------------------------------------------------------
         Shares equal to the overissuance were bought in (unless      Art Brown

         the shares involved were covered by a surety bond
         indemnifying the transfer agent for all expenses.)
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   16    Each dividend payment by the Funds to shareholders was       Art Brown
         accompanied by a written statement disclosing the sources
         of the payment.
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   17    The following were immediately reported to the Legal         Kathleen

                                                                        Ives
         Department, for reporting to the SEC:                        Art Brown
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---------------------------------------------------------------------------------
         a.    Buy-ins, where the aggregate market value of all       Kathleen

            buy-ins executed to remedy an overissuance exceeded         Ives
            $100,000 during the calendar quarter.                     Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         b.    Failures to post, for more than 5 business days, any   Kathleen

            debits or credits for securities transferred,
            purchased, redeemed, or issued that were required to be
            posted to the master securityholder and/or subsidiary       Ives
            files.                                                    Art Brown
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         c.    Failures to turnaround, within 3 business days of      Kathleen
            receipt, routine items received for transfer.               Ives
                                                                      Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

         d.   Failures to process items received during a month       Kathleen
         within the required                                            Ives
         time                                                         Art Brown
           frame.
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   18    Where at least 75% of all items received were not turned     Art Brown
         around or processed for 2 consecutive months, a copy of
         any written notice filed with the SEC regarding failure to turnaround or failure to process items was provided to the
         chief executive officer of the issuer within 20 business     Kathleen
         days after the close of the second month. ,                    Ives
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   19    Written standards and procedures for the acceptance of       Art Brown
         guarantees were maintained in an easily accessible place
         and were applied.
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         A copy of the written standards and procedures was
   20    provided to any person requesting such a copy within 3       Art Brown
         days of the request.
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         Only those requests for transfer were rejected where the
   21    guarantor did not satisfy the written standards and          Art Brown
         procedures.
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   22    The guarantor and the presenter were notified of the         Art Brown
         rejection and the reasons for the rejection, where the
         guarantor did not satisfy the written standards and
         procedures, within 2 business days after rejection of the
         request.
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   23    The following were responded to in a timely manner:
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         a.    Written inquiries concerning the status of             Art Brown

            instructions to transfer shares, within 5 business days
            of receipt.
---------------------------------------------------------------------------------
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         b.  Requests for acknowledgement of transfer                 Art Brown
         instructions,, within 5 business days of receipt.
---------------------------------------------------------------------------------
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         c.  Written requests for an account transcript, within 20    Art Brown
         business days of receipt.
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         d.  Written inquiries concerning nonpayment or incorrect     Art Brown

         payment of dividends paid or payable within the last 6
         months.
---------------------------------------------------------------------------------
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   24    The name and address of the current dividend disbursing      Art Brown
         agent was provided in response to inquiries.
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   25    Written inquiries from shareholders were responded to as     Art Brown
         soon as possible.
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   26    Safeguards and procedures were employed with respect to      Art Brown
         funds  in  custody of the SERVICE PROVIDER , to assure
         that all  funds were protected against misuse.
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   27    Orders to purchase shares have not been accepted from

                                                                      Kathleen
         individuals residing in states where the fund is not           Ives
         registered for sale.                                         Art Brown
                                                                     ------------
---------------------------------------------------------------------
   28    The following books and records are being maintained for
         the appropriate time periods in the appropriate locations:
---------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         a.  Transfer Agent Agreements (i.e., Service Contracts).     Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         b.  Stop Orders as to monies in the respective Fund's        Art Brown
         Escrow Account
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         c.  Transfer, Registrar Journals & Shareholder Account       Art Brown
         Activity.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         d.  Articles of Incorporation.                               Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         e.  SIC Reports as to the Fund's initial filing, any name    Art Brown
         change after SEC effectiveness, and upon termination of
         the Fund.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         f.  Fingerprint Records for NASD-registered persons.           Mike

                                                                      Stricker
                                                                     Chris Wells
---------------------------------------------------------------------------------
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         g.   Reports by Fund Agent's Internal Audit department       Art Brown
---------
---------------------------------------------------------------------------------
         h.   Notices of Assumption or Termination of Transfer        Kathleen
         Agent Services (17AD-16).                                      Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         i.  Record of Transfers Rejected.                            Art Brown
---------------------------------------------------------------------------------
---------
   29    Form TA-1 reviewed to determine if any are necessary.        Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
   30    Form TA-2 reviewed prior to filing.                          Kathleen
                                                                        Ives
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   31    Information regarding Shareholder complaints is timely
         submitted to the OFI legal department for filing with the   Kate Ives
         NASD within the appropriate time frames as required by      Art Brown
         NASD Rule 3070.

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         Shareholder complaints relating to OFI's  mutual fund       Kate Ives
   32    business are reviewed in accordance with established        and Art
         procedures. (NASD Rules 3010, 3110)                         Brown

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         If determined to be appropriate by SERVICE PROVIDER in
         consultation with FUND AGENT, a random review of Customer    Art Brown
   33    Service Representative ("CSR") phone conversations with
         Shareholders is performed in accordance with established
         procedures.
---------------------------------------------------------------------------------
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   34    Current, fully executed contracts are in place for all
         vendors utilized by SERVICE PROVIDER.                       Art Brown

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Blue Sky Reporting:
-------------------

Blue Sky Reporting  - Figures for Blue Sky Reporting must be provided no later than the fourth business day prior to month-end  to Gloria LaFond in the Denver office.
The information is to include amount received, transaction date (date of "sweep"
into fund), and the state of residence.

Privacy Notices:
----------------

Privacy notice must be mailed at the opening of the account (Regulation S-P requirement).

An Annual Privacy notice must be mailed to all shareholders (Regulation S-P requirement).

Shareholder Correspondence:
---------------------------

When an address change occurs on an account, a letter of acknowledgement must be mailed to both the old and the new address (Insurance requirement).

Copies of letters (correspondence) must be retained.

Complaint files must be kept and copies of complaints must be sent to Oppenheimer
(Kate Ives).

Statements & Confirms:
----------------------

Letters will be sent to confirm investment in the escrow account.  They must be postmarked and mailed within five business days of receipt of funds into escrow.
Confirms for the purchase, repurchase or redemption of Fund shares  must be postmarked and mailed within five business days following the determination of net asset  value that month.
Current month values will not be available for statements; therefore, quarterly statement values will reflect the previous month's balance. Statements must be postmarked and mailed within five business days of the end of the period.

Retention Requirements:
-----------------------

  Documentation under this Agreement shall be retained in accordance with Rule 31a-2
under the Investment Company Act of 1940 .   SERVICE PROVIDER shall make
arrangements to image documents to satisfy this retention requirements as soon as reasonably practicable.

Miscellaneous items:
--------------------

Outgoing Federal Funds wires must be verified.

True "out of balances" on the fund must be reported (to Oppenheimer, Brian Petersen).

If telephone transactions are permitted, they must be tape recorded.  (Presently, telephone transactions are not permitted for the Funds .)

Anti-Money Laundering Requirements:
-----------------------------------

Anti-Money Laundering requirements (Jim McCormick will handle this for Tremont ).

Signature Guarantee Requirements:
---------------------------------

Information provided on the following pages.
Note: new medallion requirements with new sparkle ink using special reader

Signature Guarantee

General Information
o     Definition: signature guarantee
                  -------------------

o     A signature guarantee is required to process certain redemptions and all
                                                           ----------
      transfers.
      --------

o     More information on signature guarantees is in the prospectus for the fund and
                                                         ----------
      is commonly used in the securities industry to authenticate the signature and capacity of a person requesting the redemption or transfer of securities. Its use is for the shareholder's protection as well as ours.

o     In addition to regular signature guarantees, we accept signature guarantees from the Securities Transfer Agent's Medallion Program (STAMP) and the
      Securities Exchange Medallion Stamp (SEMP). Certain broker/dealers offer the
      Medallion signature guarantee.
      -----------------------------

o     A notarized, witnessed, verified, or certified signature is not an acceptable substitute for a guarantee because a notary cannot assume financial responsibility in the case of fraud.

   NOTE: Beware of Chemical Bank's stamp. It is not a signature guarantee. It says
   "Signature guaranteed to compare favorably to signature on file." This is not the same as a Signature Guarantee.

When A Signature Guarantee Is Required

Redemptions
IMPORTANT: Any redemption up to $100,000 that is being sent to the address of record and made payable as registered does not require a signature guarantee, provided the
AOR has not changed in the past 30 days.

A signature guarantee is needed from all registered owners in any of the following situations:

o     If a redemption is for over $100,000. (See IMPORTANT above.)

o     If a redemption check is not going to the address of record.
                               ---

o     If a redemption is requested along with an address change, or if the address has changed in prior 30 days.

o     If a redemption check is going to anyone other than all registered owners.

o     NOT required for redemptions to AOR requested by either joint owner as long as the check is payable to all registered owners, is under $100,000, and no address change in prior 30 days.

o     NOT required for redemption requests up to $100,000 when a joint tenant has died and the surviving joint tenant requests a redemption to AOR and has sent in a photocopy of the death certificate. All other requirements remain.

Transfers/Registration Changes
If a transfer or registration change is due to death.
If a transfer or registration change is due to divorce.
If a transfer or registration change is due to marriage.

A signature guarantee is needed from all registered owners in any of the following situations:
o     All transfers.

o     If there is a name change.

Transfers Under $100,000
For the following situations, a signature guarantee is:
o     NOT required to transfer a Sole Owner account to a Partnership or Sole
      Proprietorship Ownership. The same owner must be named in the new registration.

o     NOT required if an equal transfer is done from a Joint Tenant account into
      Sole Owner registrations for the existing owners if the amount into each Sole
      Owner account is $50,000 or less (i.e., the originating account has $100,000 or less). We do require all joint tenants' signatures. (This also applies to
      Tenants in Common, Tenants by Entirety, and Community Property registrations.)

o     NOT required on a transfer from a Sole Owner or Joint Tenant account to a
      Trust account. The individual or joint tenants must be named as the trustee(s)
      of the trust.

o     NOT required on a transfer from a Sole Owner account to a Joint Tenant account. The current owner must be named as 1 of the joint tenants. (This also applies to Tenants in Common, Tenants by Entirety, and Community Property
      registrations.)

o     NOT required to transfer and/or redeem to AOR a Uniform Transfer to Minor
      Account (UTMA) up to $100,000 or Uniform Gift to Minor accounts (UGMA) account to the minor upon reaching the required age. A photocopy of birth certificate is required.

Change of Trustee
A signature guarantee is needed from all registered owners in any of the following situations:
o     For a trustee-to-trustee transfer if the shareholder is moving the account from OppenheimerFunds to another institution and the redemption proceeds are over $100,000. (See IMPORTANT above.)

NOTE: We must have Letter of Acceptance from institution.

Instructions

Obtaining a Signature Guarantee in the U.S.
An acceptable signature guarantee can be obtained from:
              -------------------
o     A U.S. bank, trust company, credit union, or savings association.
o     A U.S. correspondent bank of a foreign bank.
o     A U.S.-registered dealer or broker in securities, municipal securities, or government securities, who has a selling agreement with us.
o     A U.S. national securities exchange, registered securities association, or
                                 --------
      clearing agency.
Shareholders who are members of the U.S. Armed Forces living in the U.S. may also obtain signature guarantees from any 1 of the following persons who must indicate their own rank and branch on the guarantee:
o     A commanding officer.

o     A unit Adjutant.

o     An officer of the Judge Advocate General's Corps in the branch.

o     A signature guarantee from a foreign branch of a U.S. bank or brokerage firm as stated above or by a foreign bank with a U.S. correspondent.

IMPORTANT: The signature guarantee must include an original stamp or seal.
Photocopies of the guarantee are not acceptable. A notarized copy is not acceptable.

Obtaining a Signature Guarantee Outside the U.S.
o     We recognize that shareholders who live or reside temporarily outside the U.S.
      may not be able to obtain signature guarantees from the same institutions as
                                -------------------
      shareholders living in the U.S. Therefore, we will also accept signature guarantees from:

|X|   An officer of a foreign bank that has a correspondent bank located in the U.S.

|X|   An officer of a branch of a U.S. commercial bank located outside the U.S.

|X|   An officer or a principal of a branch of a U.S. broker/dealer located outside
                      ---------
            the U.S. who is a member of a principal U.S. securities exchange.
                                                                    --------

      NOTE: The U.S. Ambassador, Consul, or Vice Consul of the foreign country may provide an acceptable verification of the shareholder's signature if he or she has proper proof.
o     Shareholders, who are members of the U.S. Armed Forces living in a foreign country or at sea, may obtain signature guarantees from any one of the following persons who must indicate their own rank and branch on the guarantee:

|X|   A commanding officer.

|X|   A unit Adjutant.

|X|   An officer of the Judge Advocate General's Corps in the branch.

|X|   A signature guarantee from a foreign branch of a U.S. bank or brokerage firm as stated above or by a foreign bank with a U.S. correspondent.

o     To obtain a signature guarantee, you will probably need to sign your instructions in the presence of the person signing the guarantee. Many institutions will not guarantee your signature unless you sign your name in their presence. (Be sure to check what type of personal identification the guaranteeing institution requires.)

o     To be acceptable, the guarantee must also include the signature of an officer or principal of the institution, signing in his or her official capacity. The name and title of the officer or principal should be printed beneath his or her name.

o     The guarantee must not be dated or limited in any way.

IMPORTANT: The signature guarantee must include an original stamp or seal.
Photocopies of the guarantee are not acceptable. A notarized copy is not acceptable.

Proper Format
o     To obtain the guarantee, the shareholder should take an unsigned letter of instruction (or Stock Power) to the guaranteeing institution and should sign
                      -----------
      in front of the guarantor. (The shareholder should be sure to take the kind of personal identification with him or her that the guaranteeing institution requires.)

o     The proper format is:

      Mr. John Shareholder
      --------------------
      Signature of Presenter

      SIGNATURE(S) GUARANTEED By:
      Mr. Authorized Officer
      ----------------------

      Signature of Authorized Officer
      President of XYZ Bank
      ---------------------
      Printed Name/Title of Officer

o     The signature(s) should correspond exactly (including fiduciary or other
                                                            ---------
      titles) with the name(s) appearing in the account registration or printed on
                                                        ------------
      the account statement or certificate.

o     To be acceptable, the guarantee must include the signature of a duly authorized officer or principal of the institution, signing in his or her
                            ---------
      official capacity. The name and title of the officer or principal must be
      -----------------
      printed beneath his or her signature.

o     If the guaranteeing institution does not use a signature guarantee stamp, the
                                                     -------------------
      institution's official seal must be affixed next to the signature language described in the example above.

o     A stamp that merely contains the institution's address is not acceptable as a substitute for the guarantee stamp.

o     The guarantee should not be dated or limited in any way.

IMPORTANT: Photocopies of the guarantee are NOT acceptable.

Sample Formats
For an individual or individuals
--------------------------------
The signature(s) should correspond exactly with the name(s) appearing in the account registration or printed on the account statement.
------------
Registration:         JOE SCERBO
Signature:            Joe Scerbo
For a corporation
-----------------
The name of the corporation should be printed and the signature and title of an authorized officer should be provided.
Registration:         SAHARA NATURAL FOODS, INC.
Signature:            John Smith, President
For a trustee or trustees
-------------------------
All trustees listed in the registration should sign, including fiduciary title and
                                                               ---------
the date of the trust or other identification listed in the registration.
                -----
                      BRUCE S COLLINS &
                      MARY L COLLINS TR
Registration:         > COLLINS FAMILY TRUST
                      UA DEC 15 87
                      Bruce S. Collins, Trustee
Signature:            Mary L. Collins, Trustee
                      UA Dec 15, 1987
For a partnership
-----------------
The name of the partnership should be printed as it appears in the registration, and the signature and title of the general partner should be provided.
Registration:         HEM LTD
                      A PARTNERSHIP
Signature:            HEM LTD John Watkins, General Partner
For a custodian (CUST)
----------------------
The title as custodian should be provided in the signature; the name of the minor should be listed; and the state in which the UGMA or UTMA was established should be
                                             ----    ----
identified.
                      LYNN K STERTZBACK CUST
Registration:         FBO KARL TRAEGER STERTZBACK
                      UNIF GIFT MIN ACT PA
                      Lynn K. Stertzback, Custodian
Signature:            Karl Traeger Stertzback, Minor
                      Pennsylvania
For a transfer on death (TOD)
-----------------------------
The owner of the account, not the beneficiary, should sign.
Registration:         JAMES SIEGAL
                      TOD MELISSA SIEGAL
Signature:            James Siegal
For an Attorney-in-Fact (POA)
-----------------------------
The Attorney-in-Fact should sign.
RegistratJOHN SMITH                     RegistraMARY:SMITH, Agent For JOHN
                                                SMITH
SignatureJOHN SMITH (name is actually   SignaturJOHN SMITH (name is actually
         signed by Attorney-in-Fact)            signed by Attorney-in-Fact)
         MARY SMITH                             MARY SMITH
         Attorney-in-Fact for JOHN              Attorney-in-Fact for JOHN
         SMITH                                  SMITH

                              SCHEDULE B -- FEE SCHEDULE
                              --------------------------

      Each Fund shall pay an Administrative Fee of 0.15% of its average annual net assets to Fund Agent to pay to SERVICE PROVIDER for providing the Services outlined
in Schedule A.   The fees provided for in this Schedule shall be billable and payable monthly.

      In consideration of the receipt of the fees paid hereunder, SERVICE PROVIDER shall provide the Services outlined in Schedule A, and shall be responsible for any and all costs and out-of-pocket expenses associated with the provision of the
Services, including, but not limited to, any and all costs associated with the delivery of documents pursuant to Section 7 of Schedule A (for example, without limitation, fees charged by Automatic Data Processing, Inc. and all of the postage expenses related to such mailings).

      In accordance  with Section 2 of the Agreement,  Fund Agent,  the Funds or their respective  affiliates  or  representatives  shall have the right to, upon  reasonable notice,  audit  SERVICE  PROVIDER's  records in order to verify  that all fees paid by
Fund  Agent  are in  accordance  with the  terms  of this  Agreement,  including  this
Schedule B. Any amounts  incorrectly  billed by SERVICE  PROVIDER  shall be subject to
12% interest while outstanding.